Exhibit 99.1

FOR IMMEDIATE RELEASE

Altra Industrial Motion Corp. to Combine with Fortive’s Automation & Specialty Platform to

Create a Global Leader in the Power Transmission and Motion Control Industry

•	Expands Combined Company’s Product Portfolio to the Higher End of the Technology Continuum with Access to Higher Growth, Higher Margin End Markets and Applications

•	Creates a Global Business with the Scale to Serve Customers Around the World

•	Provides Best in Class Business System to Drive Continuous Improvement in Lean Manufacturing, Leadership and Growth

•	Combined Business Generated Approximately $1.8 Billion in Sales and Approximately $350 Million in EBITDA (Before Synergies) for the Twelve Months Ending December 31, 2017

•	Expected to Generate Annual Synergies, Vast Majority of Which Are Cost, of More Than $50 Million

•	Transaction Expected to Be Immediately Accretive to Non-GAAP Adjusted Diluted Earnings per Share[i]

•	Tax-efficient Transaction Structured Partly as a Reverse Morris Trust and Partly as Direct Purchases of Assets and Equity Interests in Certain Fortive Subsidiaries

•	Combined Company Expected to De-lever Quickly Based on Significant Free Cash Flow Generation ($1+ Billion Over Next Five Years)

•	Altra and Fortive to Host Joint Conference Call and Webcast Today at 8:30 A.M. ET

BRAINTREE, Mass — March 7, 2018 – Altra Industrial Motion Corp. (NASDAQ: AIMC), a global manufacturer and marketer of electromechanical power transmission and motion control products announced today that its Board of Directors has unanimously approved a definitive agreement to combine Altra with four operating companies from Fortive’s Automation and Specialty platform (“Fortive A&S”) in a transaction, having an estimated aggregate value of approximately $3.0 billion, based on the 20-day volume weighted average stock price of Altra shares as of March 6, 2018. The transaction is expected to be tax free to the companies’ respective shareholders.

Fortive A&S includes the market leading brands of Kollmorgen, Thomson, Portescap, and Jacobs Vehicle Systems. Fortive A&S, excluding the Hengstler and Dynapar assets, generated approximately $907 million in revenue and $220 million in adj. unaudited EBITDA (approximately 24% margins) for the fiscal year ended December 31, 2017.

As a result of this transaction, Altra will significantly expand its position across the technology spectrum by bringing together its strong mechanical and electronic capabilities in engineered power transmission, such as couplings, clutches and brakes and gearing with Fortive A&S’s strong electric, electronic and software content in precision motion control, including engineered servo-motors, direct drive and linear automation. Altra will have increased exposure to higher growth, higher margin categories as well as the scale and global reach to better serve its customers. It will also have an enhanced financial profile, with sales and earnings growth expected to generate substantial free cash flow enabling the company to quickly de-lever.

“This combination creates a focused global leader in the power transmission and motion control industry and is an important next step in our strategy to accelerate growth and build value” said Carl Christenson, Chairman and Chief Executive Officer of Altra. “With Fortive A&S, we gain exposure to industries with attractive secular growth dynamics, including the medical, robotics, factory automation and food and beverage industries. We believe that our significantly expanded position across the technology continuum will uniquely position us to drive innovation and better serve our customers across all markets. We look forward to combining the strengths of our businesses and capitalizing on the opportunities inherent in this transaction to deliver enhanced value to shareholders.”

Fortive’s President and CEO, Jim Lico, said, “We are excited about this powerful and unique opportunity to combine our highly complementary businesses in a transaction that will benefit all Fortive and Altra shareholders, customers and employees. This combination of powerful brands and remarkable people creates an organization well-positioned to capture robust Industry 4.0 growth opportunities.”

Pat Murphy, Senior Vice President of Fortive A&S and Sensing Technologies divisions, said, “We have great respect for Carl Christenson and the Altra team and their commitment to innovation and continuous improvement. This business combination broadens the new company’s portfolio of products, increases its global footprint and creates significant scale to better serve and grow with customers.”

Strategic and Financial Benefits

•	Creates a leading power transmission and motion control company: The combination of Altra and Fortive A&S creates a focused leader in power transmission and motion control with combined revenue of approximately $1.8 billion, and a portfolio of market leading brands including Boston Gear, Stromag, Bauer Gear Motor, Warner Electric, Kollmorgen, Thomson, Portescap and Jacobs Vehicle Systems. The result is a truly global business with approximately 52 manufacturing facilities, over 25 engineering/service centers and approximately 9,300 employees worldwide.

•	Expands portfolio of capabilities across the technological spectrum: The combined company expands its presence across the technological spectrum into highly attractive areas, from electromechanical capabilities to precision motion control. Adding engineered servo, direct drive and specialty miniature motor technology along with precision linear automation products and capabilities to Altra’s leading power transmission line-up will enable the combined company to provide a broader suite of solutions to a larger customer base. Including Jacobs Vehicle Systems’ engine braking products with Altra’s already strong clutch brake offering will expand the addressable market and provide a unique portfolio of braking technologies.

•	Increases exposure to end markets with attractive secular trends: The combined company will maintain broad market coverage, with increased position in higher-growth verticals such as medical, material handling and robotics. The combination also results in reduced exposure to more cyclical end-markets such as mining, renewable energy and oil & gas.

•	Benefits from a best in class Business System: Fortive A&S employees will bring with them deep experience and knowledge of the Fortive Business System tools to drive continuous improvement in lean manufacturing, leadership and growth to enhance Altra’s ability to achieve its aggressive strategic objectives.

•

Establishes attractive financial profile with significant cash flow generation: The transaction will double Altra’s revenue to approximately $1.8 billion and increase its EBITDA to approximately $350 million (before synergies), or 20% margins for the twelve months ended

December 31, 2017. The combined company is expected to generate cumulative five-year free cash flows in excess of $1 billion. The transaction is expected to be immediately accretive to non-GAAP adjusted diluted earnings per share[i].

•	Delivers achievable cost savings to drive synergies: Altra has a proven track record of acquiring and integrating businesses. The combined company will benefit from enhanced strategic flexibility and scale, with compelling opportunities to leverage cost synergies through application of Fortive A&S’s supply chain expertise and Altra’s Operational Excellence Program. The transaction is expected to generate annual cost synergies of $46 million by year four. The combined company will also have the opportunity to expand existing products manufactured by Altra and Fortive A&S into additional geographies and markets, which has the potential to generate revenue synergies resulting in $6 million of additional annual EBITDA by year four.

Management, Board of Directors and Headquarters

Upon close of the transaction, the combined company will continue to be led by Altra’s current Chairman and CEO, Carl Christenson, and Christian Storch will remain CFO. Altra’s senior management team will be expanded to include both Altra and Fortive A&S employees.

Altra will increase the size of its Board with the addition of one board member designated by Fortive.

Altra will remain headquartered in Braintree, Massachusetts. Following completion of the transaction, the combined company is expected to have approximately 9,300 employees worldwide, with approximately 4,600 coming from Altra and 4,700 joining from Fortive A&S.

Transaction Terms and Financing

Total consideration to Fortive and its shareholders is approximately $3.0 billion, including $1.4 billion of cash proceeds and debt reduction for Fortive and $1.6 billion in newly issued Altra common stock to Fortive’s shareholders based on the 20-day volume weighted average stock price of Altra shares as of March 6, 2018.

A portion of the transaction combining Altra with Fortive A&S is structured as a Reverse Morris Trust, in which:

•	Fortive will contribute a portion of Fortive A&S to a newly created wholly owned subsidiary of Fortive (“Spinco”);

•	Fortive will distribute the equity interests in Spinco to Fortive shareholders in either a split-off or spin-off transaction; and

•	Spinco will merge with a wholly owned subsidiary of Altra, as a result of which Spinco will become a wholly owned subsidiary of Altra and Spinco shareholders will receive 35 million shares of Altra common stock.

If Fortive elects a spin-off, all Fortive shareholders will participate pro-rata. If Fortive elects a split-off, Fortive shareholders will have the opportunity to exchange their Fortive shares for shares of Spinco. Fortive will determine which approach it will take prior to closing the transaction.

Upon closing, current Altra shareholders will own approximately 29.4 million shares or 46 percent of the combined company. Approximately 64.4 million of diluted Altra shares are expected to be outstanding upon closing, with Fortive shareholders owning 35.0 million shares or 54 percent of the combined company.

Altra intends to finance the transaction through a combination of cash on hand and new debt, and has received approximately $2.0 billion of committed financing from Goldman Sachs Bank USA subject to customary terms and conditions to facilitate the transaction close. Upon completion of the transaction, Altra is expected to have net debt of approximately $1.7 billion, or net debt/EBITDA of ~4.3x. Altra intends to prioritize debt pay down until leverage metrics return to the 2.0-3.0x net debt/EBITDA range while maintaining its current dividend policy.

Clear Roadmap to Completion

The transaction is expected to close by end of the year, subject to customary closing conditions, including the approval of Altra shareholders, IRS tax ruling and applicable tax opinions, and regulatory approvals.

Advisors

Goldman Sachs & Co. LLC served as financial advisor to Altra and Cravath, Swaine & Moore LLP served as legal counsel to Altra. KeyBanc Capital Markets provided a fairness opinion to the Altra Board of Directors.

Conference Call

The two companies will host a joint conference call today at 8:30 A.M. ET to discuss this transaction, with access via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing (866) 610-1072 (toll-free domestic) or (973) 935-2840 (international); Conference ID: 9088998. A link to the webcast and an investor presentation can be found on the Investor Relations sections of the Altra and Fortive websites at www.altramotion.com and www.fortive.com. A replay of the call will be available for six days starting on Thursday, March 8, 2018 via telephone. The replay can be accessed at (800) 585-8367 (toll-free domestic) or (404) 537-3406 (international); Conference ID: 9088998.

About Altra

Altra Industrial Motion Corp., through its subsidiaries, is a leading global designer, producer and marketer of a wide range of electromechanical power transmission and motion-control products. The Company brings together strong brands covering over 42 product lines with production facilities in twelve countries. Altra’s leading brands include Ameridrives Couplings, Bauer Gear Motor, Bibby Turboflex, Boston Gear, Delroyd Worm Gear, Formsprag Clutch, Guardian Couplings, Huco, Industrial Clutch, Inertia Dynamics, Kilian Manufacturing, Lamiflex Couplings, Marland Clutch, Matrix, Nuttall Gear, Stieber Clutch, Stromag, Svendborg Brakes, TB Wood’s, Twiflex, Warner Electric, Warner Linear, and Wichita Clutch.

About Fortive

Fortive is a diversified industrial growth company comprised of Professional Instrumentation and Industrial Technologies businesses that are recognized leaders in attractive markets. With 2017 revenues of $6.7 billion, Fortive’s well-known brands hold leading positions in field instrumentation, transportation, sensing, product realization, automation and specialty, and franchise distribution. Fortive is headquartered in Everett, Washington and employs a team of more than 26,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.

FORWARD LOOKING STATEMENTS

This communication contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which reflect Altra’s current estimates, expectations and projections about Altra’s and the Fortive A&S business’s (“Fortive A&S”) future results, performance, prospects and opportunities. Such forward-looking statements may include, among other things, statements about the proposed acquisition of Fortive A&S, the benefits and synergies of the proposed transaction, future opportunities for Altra, Fortive A&S and the combined company, and any other statements regarding Altra, Fortive A&S’s or the combined company’s future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition and other expectations and estimates for future periods. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project,” “forecast,” and similar expressions. These forward-looking statements are based upon information currently available to Altra and are subject to a number of risks, uncertainties, and other factors that could cause Altra’s, Fortive A&S’s or the combined company’s actual results, performance, prospects, or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause Altra’s, Fortive A&S’s or the combined company’s actual results to differ materially from the results referred to in the forward-looking statements Altra makes in this communication include: the possibility that the conditions to the consummation of the transaction will not be satisfied; failure to obtain, delays in obtaining or adverse conditions related to obtaining shareholder or regulatory approvals; the ability to obtain the anticipated tax treatment of the transaction and related transactions; risks relating to any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects; the possibility that Altra may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate Fortive A&S; expected or targeted future financial and operating performance and results; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintain relationships with employees, customers, clients or suppliers) being greater than expected following the transaction; failure to consummate or delay in consummating the transaction for other reasons; Altra’s ability to retain key executives and employees; slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, Altra’s relationships with strategic partners, dependence upon broad-based acceptance of Altra’s network performance management solutions, the presence of competitors with greater financial resources than Altra and their strategic response to our products; the ability of Altra to successfully integrate the merged assets and the associated technology and achieve operational efficiencies; and the integration of Fortive A&S being more difficult, time-consuming or costly than expected. For a more detailed description of the risk factors associated with Altra, please refer to Altra’s Annual Report on Form 10-K for the fiscal year ended December, 31 2017 on file with the Securities and Exchange Commission. Altra assumes no obligation to update any forward-looking information contained in this communication or with respect to the announcements described herein.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy, or a solicitation of an offer to sell, any securities of Fortive Corporation (“Fortive”), Stevens Holding Company, Inc. (“Newco”) or Altra Industrial Motion Corp. (“Altra”). In connection with the proposed transaction, Altra and Newco will file registration statements with the SEC registering shares of Altra common stock and Newco common stock in connection with the proposed transaction. Altra’s registration statement will also include a proxy statement and prospectus relating to the proposed transaction. Fortive shareholders are urged to read the prospectus that will be included in the registration statements and any other relevant documents when they become available, and Altra shareholders are urged to read the proxy statement and any other relevant documents when they become available, because they will contain important information about Altra, Newco and the proposed transaction. The proxy statement, prospectus and other documents relating to the proposed transaction (when they become available) can also be obtained free of charge from the SEC’s website at www.sec.gov. The proxy statement, prospectus and other documents (when they are available) can also be obtained free of charge from Fortive upon written request to Fortive Corporation, Investor Relations, 6920 Seaway Blvd., Everett, WA 98203, or by calling (425) 446-5000 or upon written request to Altra Industrial Motion Corp., Investor Relations, 300 Granite St., Suite 201, Braintree, MA 02184 or by calling (781) 917 0527.

PARTICIPANTS IN THE SOLICITATION

This communication is not a solicitation of a proxy from any security holder of Altra. However, Fortive, Altra and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Altra in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Fortive may be found in its Annual Report on Form 10-K filed with the SEC on February 28, 2018 and its definitive proxy statement relating to its 2017 Annual Meeting filed with the SEC on April 17, 2017. Information about the directors and executive officers of Altra may be found in its Annual Report on Form 10-K filed with the SEC on February 23, 2018, and its definitive proxy statement relating to its 2017 Annual Meeting filed with the SEC on March 24, 2017.

CONTACT:

Altra Industrial Motion Corp.

Christian Storch, Chief Financial Officer

781-917-0541

Christian.storch@altramotion.com

[i]	Excluding the impact of purchase accounting